                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-25480, 33-25233, 33-82076, 333-48789, 333-48795, 333-48815 and 333-84779 on
Form S-8 of REGAL-BELOIT CORPORATION of our report dated January 29, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and the related disclosures) appearing in this Form 10-K of REGAL-BELOIT CORPORATION for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
------------------------------
Deloitte & Touche LLP

Milwaukee, Wisconsin
March 7, 2003